Grant Thornton

Accountants and Business Advisors

August 13, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: Axtive Corporation
File No. 0-20995

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Axtive Corporation dated August 8, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

Suite 500
1717 Main Street
Dallas, TX 75201
T 214.561.2300
F 214.561.2370
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